UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



           Date of Report (date of earliest event reported): September 24, 2004


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                     Florida
                       (State or other jurisdiction of incorporation)

       000-20175                                       01-0469607
      (Commission                                     (IRS Employer
       File Number)                                  Identification No.)


                1292 Hammond Street, Bangor, Maine           04401
           (Address of principal executive offices)       (Zip Code)

                                (207) 942-5273
                         Registrant's telephone number,
                             including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

  ( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))



                                       1


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 24, 2004, the following actions were taken:

1. Mr. Samuel Nyer resigned as President, Chief Executive Officer and Secretary of the registrant. On the same date, Mr. Nyer was elected as Vice President - Mergers and Acquisitions. Effective October 1, 2004, Mr. Nyer's salary is to be $70,000 per year, which is a reduction to 50% of his salary as President and Chief Executive Officer, which was $140,000 per year.

2. Ms. Karen Wright was appointed as the new President and Chief Executive Officer of the registrant. Ms. Wright shall continue to hold the positions she held with the registrant prior to September 24, 2004, which are Vice President-Finance, Treasurer, Vice President - Operations and Assistant Secretary.
With the exception of the additional positions to be held by Ms. Wright, her employment arrangements (which are not set forth in a written form) and salary ($85,000 per year) shall not change from that which existed prior to September 24, 2004. All required information concerning Ms. Wright's employment arrangements, business experience, related transactions and biography not described herein can be found in a report on Form 10-K filed by the registrant on September 29, 2003.


































                                       2

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Nyer Medical Group, Inc.


 Date: September 28, 2004           By: /s/ Karen L. Wright
                                            Karen L. Wright
                                            Treasurer























                                        3